UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) January 26, 1998



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)













Item 5.  Other Events

     On January 26, 1998, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated January 26, 1998, regarding a stock repurchase program.













































                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    January 26, 1998                    /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President






                                     EXHIBIT





NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: January 26, 1998


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320


                     NORTH BANCSHARES, INC.
                           ANNOUNCES
                    STOCK REPURCHASE PROGRAM


Chicago, Illinois, January 26, 1998, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, today announced its intention to repurchase 75,000 shares of its common stock in open market transactions or in privately negotiated transactions over a period of one year upon completion of the current stock repurchase program. this will be the ninth stock repurchase program initiated by the Company and amounts to approximately 5.3% of the outstanding shares. There are currently 4,975 shares remaining in the current repurchase program which amounted to approximately 5.0% of the outstanding shares of common stock or 57,825 shares adjusted for the three-for-two stock split distributed on December 29, 1997. The Company currently has 1,3416,476 shares outstanding.

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 37 consecutive quarters from Bauer Financial Reports, Inc. and is rated one of the best in the nation by Sheshunoff Information Services, Inc. Visit our Web site at http://www.northfederal.com to read previous press releases, examine filings with the SEC, read about our history, and check out our products, services and interest rates.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."